                                                                     EXHIBIT 4.4

_______________________________________________________________
_______________________________________________________________






                     ____________________

                VARITY CORPORATION, as Issuer,

                              and

      MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

                     ____________________


                           INDENTURE


               Dated as of                , 1995

                     ____________________




                 Subordinated Debt Securities







_______________________________________________________________
_______________________________________________________________

           Reconciliation and tie between Trust Indenture Act of 1939
                  and Indenture dated as of            , 1995

Trust Indenture                                             Indenture
  Act Section                                                Section
- ---------------                                             ---------
(S) 310(a)(1)       ........................................  7.11
       (a)(2)       ........................................  7.11
       (a)(3)       ........................................  N.A.
       (a)(4)       ........................................  N.A.
       (a)(5)       ........................................  7.11
       (b)          ........................................  7.11; 11.2
       (c)          ........................................  N.A.
(S) 311(a)          ........................................  7.12
       (b)          ........................................  7.12
       (c)          ........................................  N.A.
(S) 312(a)          ........................................  2.6
       (b)          ........................................  11.3
       (c)          ........................................  11.3
(S) 313(a)          ........................................  7.7
       (b)          ........................................  7.7
       (c)          ........................................  7.7; 11.2
       (d)          ........................................  7.7
(S) 314(a)          ........................................  4.4; 4.5; 11.2
       (b)          ........................................  N.A.
       (c)(1)       ........................................  11.4
       (c)(2)       ........................................  11.4
       (c)(3)       ........................................  N.A.
       (d)          ........................................  N.A.
       (e)          ........................................  11.5
       (f)          ........................................  N.A.
(S) 315(a)          ........................................  7.1(b)
       (b)          ........................................  7.5; 11.2
       (c)          ........................................  7.1(a)
       (d)          ........................................  7.1(c)
       (e)          ........................................  6.11
(S) 316(a) (last
      sentence)     ........................................  2.9
       (a)(1)(A)    ........................................  6.5
       (a)(1)(B)    ........................................  6.4
       (a)(2)       ........................................  N.A.
       (b)          ........................................  6.7
       (c)          ........................................  N.A.
(S) 317(a)(1)       ........................................  6.8
       (a)(2)       ........................................  6.9
       (b)          ........................................  2.5
(S) 318(a)          ........................................  11.1
       (b)          ........................................  N.A.
       (c)          ........................................  11.1

_______________

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                             TABLE OF CONTENTS
                             -----------------
                                                                       Page
                                                                       ----

                                 ARTICLE 1

          DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1.       Definitions.....................................     1
Section 1.2.       Incorporation by Reference of Trust
                     Indenture Act.................................     9
Section 1.3.       Rules of Construction...........................    10

                                ARTICLE 2

                             THE SECURITIES

Section 2.1.       Forms Generally.................................    10
Section 2.2.       Title, Terms and Denominations..................    11
Section 2.3.       Execution, Authentication, Delivery
                     and Dating....................................    14
Section 2.4.       Registrar and Paying Agent......................    16
Section 2.5.       Paying Agent To Hold Money in Trust.............    17
Section 2.6.       Securityholder Lists............................    18
Section 2.7.       Transfer and Exchange...........................    18
Section 2.8.       Replacement Securities..........................    19
Section 2.9.       Outstanding Securities;
                     Determination of Holders' Action..............    19
Section 2.10.      Temporary Securities............................    20
Section 2.11.      Cancellation....................................    20
Section 2.12.      Payment of Interest; Defaulted
                     Interest......................................    21
Section 2.13.      CUSIP Number....................................    21
Section 2.14.      Deposit of Moneys...............................    22
Section 2.15.      Persons Deemed Owners...........................    22
Section 2.16.      Computation of Interest.........................    22
Section 2.17.      Global Securities...............................    22

                                ARTICLE 3

                       REDEMPTION OF SECURITIES

Section 3.1.       Notices to the Trustee..........................    23
Section 3.2.       Selection of Securities To Be
                     Redeemed......................................    24
Section 3.3.       Notice of Redemption............................    25
Section 3.4.       Effect of Notice of Redemption..................    26
Section 3.5.       Deposit of Redemption Price.....................    26
Section 3.6.       Securities Redeemed or Purchased in
                     Part..........................................    26

                                                                       Page
                                                                       ----
                                ARTICLE 4

                                COVENANTS

Section 4.1.       Payment of Securities...........................    27
Section 4.2.       Maintenance of Office or Agency.................    27
Section 4.3.       Corporate Existence.............................    28
Section 4.4.       Compliance Certificate..........................    28
Section 4.5.       SEC Reports.....................................    29
Section 4.6.       Waiver of Stay, Extension or Usury
                     Laws..........................................    30
Section 4.7.       Limitation on Liens.............................    30
Section 4.8.       Limitation on Sale and Lease-Back
                     Transactions..................................    32

                                ARTICLE 5

                         SUCCESSOR CORPORATION

Section 5.1.       When Company May Merge, etc.....................    32
Section 5.2.       Successor Substituted...........................    33

                                ARTICLE 6

                                 REMEDIES

Section 6.1.       Events of Default...............................    34
Section 6.2.       Acceleration....................................    36
Section 6.3.       Other Remedies..................................    38
Section 6.4.       Waiver of Past Defaults.........................    38
Section 6.5.       Control by Majority.............................    38
Section 6.6.       Limitation on Suits.............................    39
Section 6.7.       Right of Holders To Receive Payment.............    40
Section 6.8.       Collection Suit by Trustee......................    40
Section 6.9.       Trustee May File Proofs of Claim................    40
Section 6.10.      Priorities......................................    41
Section 6.11.      Undertaking for Costs...........................    41
Section 6.12.      Restoration of Rights and Remedies..............    42

                                ARTICLE 7

                                 TRUSTEE

Section 7.1.       Duties..........................................    42
Section 7.2.       Rights of Trustee...............................    43
Section 7.3.       Individual Rights of Trustee....................    45
Section 7.4.       Trustee's Disclaimer............................    45
Section 7.5.       Notice of Default...............................    45

                                                                       Page
                                                                       ----

Section 7.6.       Money Held in Trust.............................    45
Section 7.7.       Reports by Trustee to Holders...................    46
Section 7.8.       Compensation and Indemnity......................    46
Section 7.9.       Replacement of Trustee..........................    47
Section 7.10.      Successor Trustee by Merger, etc................    49
Section 7.11.      Eligibility; Disqualification...................    50
Section 7.12.      Preferential Collection of Claims
                     Against Company...............................    50

                                ARTICLE 8

              SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.1.       Termination of the Company's
                     Obligations...................................    50
Section 8.2.       Legal Defeasance and Covenant
                     Defeasance....................................    52
Section 8.3        Application of Trust Money......................    56
Section 8.4.       Repayment to Company............................    56
Section 8.5.       Reinstatement...................................    57

                                ARTICLE 9

                AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1.       Without Consent of Holders......................    58
Section 9.2.       With Consent of Holders.........................    59
Section 9.3.       Compliance with Trust Indenture Act.............    60
Section 9.4.       Revocation and Effect of Consents...............    60
Section 9.5.       Notation on or Exchange of
                     Securities....................................    61
Section 9.6.       Trustee May Sign Amendments, etc................    62

                               ARTICLE 10

                              SUBORDINATION

Section 10.1.      Agreement to Subordinate........................    62
Section 10.2.      Liquidation; Dissolution; Bankruptcy............    62
Section 10.3.      Default on Senior Debt..........................    63
Section 10.4.      Acceleration of Securities......................    64
Section 10.5.      When Distribution Must be Paid Over.............    64
Section 10.6.      Notice by Company...............................    65
Section 10.7.      Subrogation.....................................    65
Section 10.8.      Relative Rights.................................    65
Section 10.9.      Subordination May Not Be Impaired by
                     Company.......................................    66

                                                                       Page
                                                                       ----

Section 10.10.     Distribution or Notice to
                     Representative................................    66
Section 10.11.     Rights of Trustee and Paying Agent..............    66
Section 10.12.     Authorization to Effect
                     Subordination.................................    67

                               ARTICLE 11

                              MISCELLANEOUS

Section 11.1.      Trust Indenture Act of 1939.....................    67
Section 11.2.      Notices.........................................    68
Section 11.3.      Communication by Holders with Other
                     Holders.......................................    68
Section 11.4.      Certificate and Opinion as to
                     Conditions Precedent..........................    69
Section 11.5.      Statements Required in Certificate
                     or Opinion....................................    69
Section 11.6.      Rules by Trustee, Paying Agent,
                     Registrar.....................................    70
Section 11.7.      Governing Law...................................    70
Section 11.8.      No Interpretation of Other
                     Agreements....................................    70
Section 11.9.      No Recourse Against Others......................    70
Section 11.10.     Successors......................................    70
Section 11.11.     Duplicate Originals.............................    70
Section 11.12.     Separability....................................    70
Section 11.13.     Table of Contents, Headings, etc................    71
Section 11.14.     Benefits of Indenture...........................    71

SIGNATURES.........................................................    72

            INDENTURE, dated as of               , 1995, between
VARITY CORPORATION, a Delaware corporation (the "Company"), and
MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as trustee (the "Trustee").

            For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Securities or of any series thereof, as follows:

                                 ARTICLE 1

          DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

            Section 1.1.  Definitions.
                          -----------

            "Affiliate" means, with respect to any specified
Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

            "Agent" means any Registrar or Paying Agent of the Securities.

            "Attributable Debt" when used in connection with a Sale and Lease-Back Transaction involving a Principal Property shall mean, at the time of determination, the lesser of: (a) the fair value of such property (as determined in good faith by the Board of Directors of the Company); or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Securities of each series outstanding pursuant to this Indenture compounded semi-annually. For purposes of the fore-going definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

            "Bankruptcy Law" means Title 11 of the United States
Code or any similar federal, state or foreign law for the relief of debtors.

            "Board of Directors" means the board of directors of the Company or any duly authorized committee of such board.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, State of New York, or the city in which the Trustee has its Corporate Trust Office, are authorized or obligated by law, regulation or executive order to close.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

            "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

            "Company" means the party named as such in this Indenture until a successor replaces it (or any previous successor) pursuant to this Indenture, and thereafter means such successor.

            "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice-Chairman, its President or a Vice President, and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

            "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is One M&T Plaza, Buffalo, New York 14240, Attention: Corporate Trust Department.

            "Covenant Defeasance" shall have the meaning set forth in Section 8.2.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

            "Discount Security" means any Security which provides for an amount less than the principal thereof to be due and payable upon a declaration of acceleration of the Stated
Maturities thereof pursuant to Section 6.2.

            "Event of Default" has the meaning set forth in
Section 6.1.

            "Exchange Act" means the Securities Exchange Act of
1934, as amended from time to time.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, as in effect on the date hereof.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "Indebtedness" means, with respect to any Person, without duplication, (i) all obligations for borrowed money,
(ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations, (iv) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and accrued expenses arising in the ordinary course of business), (v) all fixed unconditional obligations issued or contracted for as payment in consideration of the purchase by such Person of the stock or substantially all the assets of another Person or a merger or consolidation, (vi) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction which secure Indebtedness of a Person other than the issuer of the letter of credit or the accepting bank, (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons guaranteed by such Person to the extent of the guarantee; and
(viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons which are secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the value of such property or asset at the time the Lien is created or the amount of the obligation so secured.

            "Indenture" means this Indenture, as amended, modified or supplemented from time to time, in accordance herewith, and includes, with respect to a particular series of Securities, the terms of such series of Securities established or contemplated by Section 2.2(a).

            "Interest Payment Date", for any series of Securities, has the meaning provided in the form of such Securities set forth in the supplemental indenture, Board
Resolution, or Officers' Certificate under which such Securities are issued.

            "Issue Date" means, with respect to any particular series of Securities, the original date of issuance of such series; provided that, in the case of a series subject to a
        --------
Periodic Offering, the Issue Date shall be the original issue date or dates established pursuant to the proviso of the third paragraph of Section 2.3.

            "Legal Defeasance" shall have the meaning set forth in Section 8.2.

            "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind.

A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

            "Material Subsidiary" means, at any particular time, any Subsidiary of any Person that (a) accounted for more than 10% of the consolidated revenues of such Person and its Subsidiaries on a consolidated basis for the most recently completed fiscal year of such Person or (b) was the owner of more than 10% of the consolidated assets of such Person and its Subsidiaries on a consolidated basis as at the end of such fiscal year, all as shown on the consolidated financial statements of such Person and its Subsidiaries for such fiscal year.

            "Maturity Date" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

            "Nonrecourse Obligation" means Indebtedness or other obligations substantially related to (i) the acquisition of assets not previously owned by the Company or any Restricted Subsidiary or (ii) the financing of a project involving the development or expansion of properties of the Company or any Restricted Subsidiary, as to which the obligee with respect to such Indebtedness or obligation has no recourse to the Company or any Restricted Subsidiary or any assets of the Company or any Restricted Subsidiary other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

            "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the
Chief Operating Officer, the Treasurer, the Secretary or the
Controller of the Company.

            "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company and delivered to the Trustee.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee.

Subject to any express provision hereof, the counsel may be an employee of or counsel to the Company.

            "Paying Agent" has the meaning set forth in
Section 2.4, except that, for the purposes of Articles Three and Eight, the Paying Agent shall not be: (i) the Company,
(ii) a Subsidiary of the Company or (iii) any of the Company's
Affiliates.

            "Periodic Offering" means an offering of Securities of a series from time to time the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the Stated Maturity or Stated Maturities thereof, the original Issue Date or Dates thereof, the redemption provisions, if any, and any other terms specified as contemplated by Section 2.2(a) with respect thereto, are to be determined by the Company, or one or more of the Company's agents or employees designated in an Officers' Certificate, upon the issuance of such Securities.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "principal" means, with respect to any debt security, the principal of the security plus, with respect to the Securities only, the premium, if any, on the security.

            "Principal Property" shall mean the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) which: (a) is owned by the Company or any of its Subsidiaries; (b) is located within any of the present 50 States of the United States of America (or the District of Columbia); (c) has not been determined in good faith by the Board of Directors of the Company not to be materially important to the total business conducted by the Company and its Subsidiaries taken as a whole; and (d) has a book value on the date as of which the determination is being made in excess of .5% of consolidated total assets of the Company as most recently determined on or prior to such date.

            "Redemption Date" means, with respect to any Security to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and the Securities.

            "Redemption Price" means, with respect to any Security to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Securities.

            "Registrar" shall have the meaning set forth in
Section 2.4.

            "Regular Record Date", for any series of Securities, has the meaning provided in the form of such Securities set forth in the supplemental indenture, Board Resolution or Officers' Certificate under which such Securities are issued.

            "Representative" means the trustee or other agent or representative for any Senior Indebtedness.

            "Restricted Subsidiary" shall mean any Subsidiary of the Company which owns any Principal Property.

            "Sale and Lease-Back Transaction" shall mean any sale or transfer by the Company or one of its Restricted
Subsidiaries of any Principal Property that is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof, if such sale or transfer is made with the intent of leasing, or as part of an arrangement involving the lease of, such Principal Property to the Company or one of its Restricted Subsidiaries.

            "SEC" means the Securities and Exchange Commission, as from time to time constituted or, if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

            "Securities" means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            "Senior Indebtedness" means all Indebtedness of the Company and all renewals, extensions or refundings thereof.

Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (i) any Indebtedness of the Company to any of its Subsidiaries, or (ii) any Indebtedness created or evidenced pursuant to an instrument that expressly provides that such Indebtedness is not superior in right of payment to the Securities.

            "Stated Maturity" means, when used with respect to any Security of a particular series or any installment of principal thereon, the date specified in such Security of such series as the fixed date on which any principal of such Security of such series is due and payable, and when used with respect to any other Indebtedness, means any date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness is due and payable.

            "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof and (ii) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

            "Surviving Entity" shall have the meaning set forth in Section 5.1.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.
Code (S)(S) 77aaa-77bbbb) as in effect on the date of this Indenture.

            "Trustee" means the party named as such in this Indenture until a successor replaces such party (or any previous successor) in accordance with the provisions of this Indenture, and thereafter means such successor.

            "Trust Officer" means the Chairman of the Board, the President or any other officer of the Trustee assigned by the Trustee to administer its corporate trust matters and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "U.S. Government Obligations" shall have the meaning set forth in Section 8.2.

            "Vice President" shall include Senior Vice President or a Vice President with any other prefix.

            "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

            Section 1.2.  Incorporation by Reference of Trust
                          Indenture Act.
                          -----------------------------------

            Whenever this Indenture refers to a provision of the
TIA, the provision is incorporated by reference in and made a
part of this Indenture.       The following TIA terms used in this
Indenture have the following meanings:

            "Commission" means the SEC;

            "indenture securities" means the Securities;

            "indenture security holder" means a Securityholder or Holder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee; and

            "obligor" on the indenture securities means the Company or any other obligor on the Securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

            Section 1.3.  Rules of Construction.
                          ---------------------
            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (a)  a term has the meaning assigned to it;

            (b) words in the singular include the plural, and words in the plural include the singular;

            (c)  "or" is not exclusive;

            (d) provisions apply to successive events and transactions;

            (e) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

            (f) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

            (g) all references to $ or dollars refer to the lawful currency of the United States of America.

                                 ARTICLE 2

                              THE SECURITIES

            Section 2.1.  Forms Generally.
                          ---------------

            The Securities of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions (as set forth in a Board Resolution or, to the extent established pursuant to rather than set forth in a Board Resolution, an Officers' Certificate of the Company detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Securities, as evidenced by their execution thereof. The Securities shall be issuable only in registered form without coupons. The indenture supplemental hereto or the Board Resolution or Officers' Certificate establishing the form of security of any series shall be delivered to the Trustee concurrently with or prior to the delivery of the Company Order contemplated by Section
2.3 for the authentication and delivery of such Securities.

            The definitive Securities shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities. Each Security shall be dated the date of its authentication.

            Section 2.2.  Title, Terms and Denominations.
                          ------------------------------

            (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture shall be unlimited. The Securities may be issued in one or more series. There shall be established and, subject to
Section 2.3, set forth, or determined in the manner provided, in one or more indentures supplemental hereto or in or pursuant to a Board Resolution (as set forth in such Board Resolution or, to the extent established pursuant to rather then set forth in such Board Resolution, an Officers' Certificate detailing such establishment):

            (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

            (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.7, 2.8, 2.10, 3.6 or 9.5 and except for any Securities which, pursuant to
      Section 2.3, are deemed never to have been authenticated and delivered hereunder);

            (3) the Person to whom any interest on any Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

            (4) the date or dates on which the principal of the Securities of the series is payable or the method of determination thereof;

            (5) the rate or rates at which the Securities of the series shall bear interest (which in no event shall be greater than the then applicable legal rate therefor), if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Securities on any Interest Payment Date and/or the method by which such rate or rates or Regular Record Date or Dates shall be determined;

            (6) the place or places where, subject to the provisions of Section 4.2, the principal of and any interest on Securities of the series shall be payable, any Securities of the series may be surrendered for regis-tration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

            (7) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

            (8) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, and any provisions for the remarketing of such Securities;

            (9) the denominations in which any Securities of the series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof;

            (10) if the amount of payments of principal of and any interest on the Securities of the series is to be determined with reference to an index, formula or other method, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;

            (11) if other than the principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Stated Maturity thereof pursuant to
      Section 6.2;

            (12) if other than as defined in Section 1.1, the meaning of "Business Day" when used with respect to any Securities of the series;

            (13) if the Securities of the series may be issued or delivered (whether upon original issuance or upon exchange of a temporary Security of such series or otherwise), or any installment of principal of or any interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in this Indenture, the form and terms of such certificates, documents or conditions;

            (14)  the forms of the Securities;

            (15) whether the Securities of the series shall be issued in whole or in part in the form of a global
      Security or Securities and, in such case, the depositary for such global Security or Securities;

            (16) any provision for defeasance or discharge of the Securities of the series, if different from those set forth herein;

            (17) any listing of the Securities of a series on a securities exchange;

            (18) the price or prices at which the Securities of a series will be issued; and

            (19) any other terms of the series not inconsistent with the provisions hereof, but which may include covenants, Events of Default, definitions and other provisions in lieu of or in addition to those set forth in this Indenture as of the date hereof and amendments to or other changes in any of the covenants, Events of Default, definitions and other provisions set forth in this Indenture as of the date hereof.

            All Securities of any one series shall be substan-tially identical except as to denomination, the rate or rates of interest, if any, the Stated Maturities, the date from which interest, if any, shall accrue and except as may otherwise be provided in or pursuant to the Board Resolutions or Officers' Certificates referred to above or as set forth in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series or for the establishment of additional terms with respect to the Securities of such series, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolutions, such Officers' Certificates or in any such indenture supplemental hereto.

            (b)  Unless otherwise provided as contemplated by
Section 2.2(a) with respect to any series of Securities, any Securities of a series shall be issuable in denominations of $1,000 and any integral multiple thereof.

            (c) The Securities of any one series shall rank pari passu in right of payment with the Securities of any other series.

            Section 2.3.  Execution, Authentication,
                          Delivery and Dating.
                          -------------------------

            Two Officers shall sign, or one Officer shall sign and one Officer shall attest to (provided that in either case, one such Officer must be the Chairman of the Board, President, a Vice President, Treasurer or Secretary) the Securities for the Company by manual or facsimile signatures.

            Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

            At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, executed by the Company, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities; provided, however,
                                          --------  -------
that, with respect to Securities of a series subject to a Periodic Offering, (a) such Company Order may be delivered by the Company to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (b) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, pursuant to a Company Order or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Company Order, (c) the rate or rates of interest, if any, the Stated Maturity or Maturities, the original Issue Date or Dates, the redemption provisions, if any, and any other terms of Securities of such series shall be determined by Company Order or pursuant to such procedures and
(d) if provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company, or the Company's duly authorized agent or agents designated in an Officers'
Certificate, which oral instructions shall be confirmed promptly in writing. The Trustee shall be entitled to rely on such oral instructions, whether or not confirmed in writing.

            Each Security shall be dated the date of its authentication.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

            No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. The Trustee's

Certificate of Authentication shall be in substantially the following form:

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                          ________________________________,
                                          as Trustee


                                          By:   _______________________
                                                  Authorized Officer

Notwithstanding the foregoing, if any Security of any series shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.11 together with a written statement (which need not comply with Section 11.4 or 11.5 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

            Section 2.4.  Registrar and Paying Agent.
                          --------------------------

            The Company shall maintain, with respect to each series of Securities, an office or agency in the Borough of Manhattan, The City of New York, State of New York where such Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where such Securities may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of such Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. Except as otherwise expressly provided in this Indenture, the Company or any Affiliate of the Company may act as Paying Agent.

            The Company shall enter into an appropriate agency agreement, with respect to each series of Securities, with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.8.

            The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities.

            Section 2.5.  Paying Agent To Hold Money in Trust.
                          -----------------------------------

            Each Paying Agent shall hold in trust for the benefit of Securityholders of a particular series or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities of such series (whether such money has been distributed to it by the Company or any other obligor on such Securities), and the Company and the Paying
Agent shall notify the Trustee of any default by the Company
(or any other obligor on such Securities) in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, the money shall be segregated and held as a separate trust fund. The Company at any time may require a Paying Agent to distribute all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment Default with respect to such Securities, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds distributed. Upon doing so, the Paying Agent (other than an obligor under the Securities) shall have no further liability for the money so paid over to the Trustee. Upon any bankruptcy or reorganization proceeding involving the Company, the Trustee shall act as Paying Agent for the Securities.

            Section 2.6.  Securityholder Lists.
                          --------------------

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each series of Securities and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders of such series of Securities, which list may be conclusively relied upon by the Trustee.

            Section 2.7.  Transfer and Exchange.
                          ---------------------

            When Securities of any series are presented to the Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that such Securities
                     --------  -------
surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney-in-fact duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.3, 2.8, 2.11, 3.6 or 8.5).

            At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series of any authorized denomination or denominations, of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency.

            Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee or a duly appointed authenticating agent shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

            All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

            The Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing or (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

            Section 2.8.  Replacement Securities.
                          ----------------------

            If a mutilated Security of any series is surrendered to the Trustee or if the Holder of a Security of any series claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue, and the Trustee shall authenticate, a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Trustee and the Company, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security is an additional obligation of the Company.

            Section 2.9.  Outstanding Securities;
                          Determination of Holders' Action.
                          --------------------------------

            Securities of any series outstanding at any time are all Securities of such series that have been authenticated by the Trustee, except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or any of its Affiliates holds the
Security; provided, however, that in determining whether the
          --------  -------
Holders of the required principal amount of Securities of any series have concurred in any direction, waiver or consent, Securities of such series owned by the Company or other obligor on the Securities of such series or an Affiliate of the Company or such other obligor shall be disregarded, except that for the sole purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be disregarded.

            If a Security is replaced pursuant to Section 2.8 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona
                                                           ----
fide purchaser.  A mutilated Security ceases to be outstanding
- ----
upon surrender of such Security and replacement thereof pursuant to Section 2.8.

            If on a Redemption Date or a Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, and is not prohibited from paying such cash or U.S. Government Obligations to the Holders of such Securities pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

            Section 2.10.  Temporary Securities.
                           --------------------

            Until definitive Securities of any series are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare, and the Trustee shall authenticate, definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

            Section 2.11.  Cancellation.
                           ------------

            The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to
Section 2.8, the Company may not issue new Securities to replace

Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a payment, redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

            Section 2.12.  Payment of Interest;
                           Defaulted Interest.
                           --------------------

            Unless otherwise provided as contemplated by Section 2.2(a) with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

            If the Company defaults on a payment of interest on any series of Securities, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Securityholders of such series on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Securityholder of such series a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

            Section 2.13.  CUSIP Number.
                           ------------

            The Company in issuing any series of Securities may use a "CUSIP" number (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that
                                      --------  -------
any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on such Securities, and that reliance may be placed only on the other identification numbers printed on such Securities. The Company will promptly notify the Trustee of any change in the CUSIP number.

            Section 2.14.  Deposit of Moneys.
                           -----------------

            On or before each Interest Payment Date and Maturity Date, the Company shall deposit with the Trustee or Paying
Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders of the applicable series of Securities on such Interest Payment Date or Maturity Date, as the case may be.

            Section 2.15.  Persons Deemed Owners.
                           ---------------------

            Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (except as otherwise specified as contemplated by Section 2.2(a) and Section 2.12) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

            Section 2.16.  Computation of Interest.
                           -----------------------

            Except as otherwise specified in a supplemental indenture, Board Resolution or Officers' Certificate as contemplated by Section 2.2(a) for Securities of any series,
(i) interest, if any, on any Securities which bear interest at a fixed rate shall be computed on the basis of a 360-day year of twelve 30 day months and (ii) interest on any Securities which bear interest at a variable or floating rate shall be computed on the basis of the actual number of days in an interest period divided by the number of days in the year for which such interest is calculated.

            Section 2.17.  Global Securities.
                           -----------------

            The Company may issue, if a Board Resolution or Officers' Certificate so provides, some or all of the Securities of a series in temporary or permanent global form. A global Security may be in registered form or in uncertificated form. A global Security shall represent that amount of Securities of a series as specified in the global Security or as endorsed thereon from time to time. At the Company's request, the Registrar shall endorse a global Security to reflect the amount of any increase or decrease in the Securities represented thereby.

            The Company may issue a global Security only to a depository designated by the Company. A depository may transfer a global Security only as a whole to its nominee or to a successor depository.

            The Company may establish, among other things, the manner of paying principal and interest on a global Security and whether and upon what terms a beneficial owner of an interest in a global Security may exchange such interest for definitive Securities.

            The Company, an Affiliate, the Trustee and any Agent shall not be responsible for any acts or omissions of a depository, for any depository records of beneficial ownership interests or for any transactions between the depository and beneficial owners.


                                 ARTICLE 3

                         REDEMPTION OF SECURITIES

            Section 3.1.  Notices to the Trustee.
                          ----------------------

            Securities of any series which are redeemable before their maturity shall be redeemable in accordance with their terms and (except as otherwise specified in a supplemental indenture, Board Resolution or Officers' Certificate as contemplated by Section 2.2(a) for Securities of any series) in accordance with this Article.

            If the Company elects to redeem Securities of a series which are redeemable, it shall notify the Trustee in an Officers' Certificate of the Redemption Date and principal amount of Securities of such series to be redeemed.

            If the Company wishes to reduce the principal amount of a series of Securities to be redeemed, it shall so notify the Trustee of the amount of the reduction and the basis for it. If the Company wishes to credit, and is entitled to credit, against any such redemption Securities of such series it has not previously delivered to the Trustee for cancellation, it shall deliver such Securities with such notice.

            The Company shall give each notice provided for in this Section 3.1 at least 45 days, but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

            Section 3.2.  Selection of Securities To Be
                          Redeemed.
                          -----------------------------

            Unless otherwise specified in a supplemental indenture, Board Resolution or Officers' Certificate as contemplated by Section 2.2(a) with respect to any series of Securities, if less than all the Securities of any series are to be redeemed, the particular Securities of such series or portions thereof to be redeemed shall be selected from the outstanding Securities not previously called for redemption either (x) pro rata, by lot or by such other method as the Trustee considers to be fair and appropriate or (y) in such manner as complies with the requirements of the principal national securities exchange, if any, on which the Securities of such series being redeemed are listed. The amounts to be redeemed shall be equal to $1,000 or any integral multiple thereof, except that if all of the Securities of a series of a Holder are to be redeemed, the entire amount of Securities of such series held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased.

            The Trustee shall select Securities to be redeemed from the Securities of the applicable series outstanding and not previously called for redemption and shall promptly notify the Company and the Registrar in writing of the Securities of any series selected for redemption and, in the case of any Securities of any series selected for partial redemption, the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

            Section 3.3.  Notice of Redemption.
                          --------------------

            Unless otherwise specified in a supplemental indenture, Board Resolution or Officers' Certificate as contemplated by Section 2.2(a) with respect to any series of Securities, notice of redemption shall be given by first-class or certified mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the security register maintained by the Registrar.

            All notices of redemption shall identify the Securities to be redeemed and shall state:

            (a)  the Redemption Date;

            (b) the Redemption Price and the amount of accrued interest, if any, to be paid;

            (c) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

            (d) if any Security is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that on or after the Redemption Date, upon surrender for cancellation of such Security to the Paying Agent, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Securityholder;

            (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption
      Price and the name and address of the Paying Agent;

            (f) the CUSIP number, if any, relating to such Securities; and

            (g) whether Securities are being redeemed pursuant to the mandatory redemption or the optional redemption provisions of the Securities.

            Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

            Section 3.4.  Effect of Notice of Redemption.
                          ------------------------------

            Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price plus accrued interest to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Securities.

            Section 3.5.  Deposit of Redemption Price.
                          ---------------------------

            On or prior to any Redemption Date, the Company shall deposit with the Paying Agent an amount of money in immediately available funds sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all the Securities or portions thereof which are to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

            If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption
Date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Securities, unless otherwise specified as contemplated by
Section 2.2(a) with respect to the Securities of such series or in such Securities.

            Section 3.6.  Securities Redeemed or Purchased in
                          Part.
                          -----------------------------------

            Upon surrender to the Paying Agent of a Security which is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed.


                                 ARTICLE 4

                                COVENANTS

            Section 4.1.  Payment of Securities.
                          ---------------------

            The Company shall pay the principal of and interest on each series of Securities on the dates and in the manner provided in such Securities or pursuant to this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or any Affiliate of any thereof) holds for the benefit of the Holders on that date money deposited and designated for and sufficient to pay the installment and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

            Unless otherwise specified as contemplated by
Section 2.2(a) with respect to any series of Securities, the Company will pay interest (including post-petition interest in any proceeding under any applicable Bankruptcy Law) on overdue principal at the rate and in the manner provided in the Securities; it shall pay interest (including post-petition interest in any proceeding under any applicable Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate and in the same manner, to the extent lawful.

            Section 4.2.  Maintenance of Office or Agency.
                          -------------------------------

            The Company will maintain in the Borough of Manhattan, The City of New York, State of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange, an office or agency where Securities may be presented for payment and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.2.

            The Company may also from time to time designate one or more other offices or agencies where Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall
- --------  -------
in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, State of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company.

            Section 4.3.  Corporate Existence.
                          -------------------

            Subject to Article Five, the Company will do or cause to be done all things necessary to, and will cause each of its Material Subsidiaries to, preserve and keep in full force and effect its respective corporate existence, rights (charter and statutory), licenses and/or franchises; provided, however, that
                                        --------  -------
the Company or any of its Subsidiaries shall not be required to preserve any such existence, rights, licenses or franchises if
(x) the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of it and its Subsidiaries taken as a whole or
(y) the loss thereof is not materially adverse to the Company and its Subsidiaries taken as a whole or to the ability of the Company to otherwise satisfy its obligations hereunder.

            Section 4.4.  Compliance Certificate.
                          ----------------------

            (a) The Company shall deliver to the Trustee, within 120 days after the end of its fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Securities of any series are prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

            (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.5 below shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Articles 4 or 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) The Company will deliver to the Trustee as soon as possible, and in any event within 10 days after it becomes aware or should reasonably have become aware of the occurrence of any Default or Event of Default in respect of any series of Securities, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

            Section 4.5.  SEC Reports.
                          -----------

            The Company shall file with the Trustee, within 15 days after it files them with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA (S) 314(a). If the Company is not subject to the requirements of such Section 13 or 15(d), the Company shall file with the Trustee, within 15 days after it would have been required to file the same with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if the Company had been subject to the requirements of such Section 13 or 15(d). In addition, the Company shall cause its annual report to stockholders and any quarterly or other financial reports furnished by it to stockholders generally to be filed with the Trustee and mailed, no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses as set forth in the register of Securities maintained by the Registrar.

            Section 4.6.  Waiver of Stay, Extension
                          or Usury Laws.
                          -------------------------

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on Securities of any series as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            Section 4.7.  Limitations on Liens.
                          --------------------

            The Company covenants that it will not issue, incur, create, assume or guarantee, and will not permit any Restricted Subsidiary to issue, incur, create, assume or guarantee, any Indebtedness secured by a Lien upon any Principal Property of the Company or such Restricted Subsidiary or upon any shares of stock or Indebtedness of any Restricted Subsidiary held by the Company (whether such Principal Property, shares or
Indebtedness are now existing or owed or hereafter created or acquired) without in any such case effectively providing concurrently with the issuance, incurrence, creation, assumption or guaranty of any such secured Indebtedness, or the grant of a Lien with respect to any such Indebtedness of any Restricted Subsidiary, that the Securities (together with, if the Company shall so determine, any other Indebtedness of or guarantee by the Company or such Restricted Subsidiary) shall be secured by a mortgage ranking equally and ratably with (or, at the option of the Company, prior to), and for so long as such other Indebtedness is so secured, such secured debt. The foregoing restriction, however, will not apply to: (a) Liens on property, shares of stock or Indebtedness or other assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary; provided
                                                       --------
that such Liens are not incurred in anticipation of such corporation becoming a Restricted Subsidiary; (b) Liens on property, shares of stock or Indebtedness existing at the time of acquisition thereof by the Company or a Restricted Subsidiary or Liens on property, shares of stock or Indebtedness to secure any Indebtedness for borrowed money incurred prior to, at the time of, or within 270 days after, the latest of the acquisition thereof, or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property, for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements; (c) Liens to secure Indebtedness owing to the Company or to a Restricted Subsidiary; (d) Liens existing at the date of the initial issuance of the Securities of such series; (e) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; provided that such Lien
                                        --------
was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition; (f) Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation; or (g) extensions, renewals or replacements of any Liens permitted by any of the foregoing clauses (a) through (f); provided, however, that any Liens
                         --------  -------
permitted by any of the foregoing clauses (a) through (f) shall not extend to or cover any property of the Company or such Restricted Subsidiary, as the case may be, other than the property specified in such clauses and improvements thereto.

            Section 4.8.  Limitations on Sale and Lease-Back
                          Transactions.
                          ----------------------------------

            The Company covenants that it will not, nor will it permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, unless: (a) the Company or such Restricted Subsidiary would be entitled to incur Indebtedness secured by a mortgage on the Principal Property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the Securities, pursuant to Section 4.7; or
(b) the Company shall apply an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such Sale and Lease-Back Transaction within 180 days of such sale to either (or a combination of) the retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of Indebtedness of the Company or a Restricted Subsidiary that matures more than twelve months after the creation of such Indebtedness or the purchase, construction or development of other comparable property.


                                ARTICLE 5

                         SUCCESSOR CORPORATION

            Section 5.1.  When Company May Merge, etc.
                          ---------------------------

            (a) The Company will not, in a single transaction or a series of transactions, consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any other Person or Persons, or permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, unless:

            (1) either (A) if the transaction or series of transactions is a merger or consolidation, the Company shall be the Person surviving such merger or consolidation or (B) the Person formed by such consolidation or into which the Company or such Subsidiary, as the case may be, is merged or to which the properties and assets of the Company or such Subsidiary, substantially as an entirety, are transferred (any such surviving Person or transferee Person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such corporation shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of and interest, if any, on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

            (2)  immediately after giving effect to such
      transaction or series of transactions on a pro forma basis
                                                 --- -----
      (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing with respect to Securities of any series; and

            (3) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture comply with this Indenture and that all conditions precedent herein provided for relating to such transaction or series of transactions have been complied with.

            Section 5.2.  Successor Substituted.
                          ---------------------

            Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 5.1(a) hereof, the successor Person or Persons formed by such consolidation or into which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor had been named as the Company herein; and thereafter the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.

                                ARTICLE 6

                                 REMEDIES

            Section 6.1.  Events of Default.
                          -----------------

            An "Event of Default" means with respect to each series of Securities, individually, any of the following events:

            (a) default by the Company in the payment of the principal of any Security of such series when the same becomes due and payable upon Stated Maturity, acceleration or otherwise, whether or not such payment is prohibited by
      Article 10; or

            (b) default by the Company in the payment of an installment of interest on any Security of such series when the same becomes due and payable, and any such Default continues for a period of 30 days, whether or not such payment is prohibited by Article 10; or

            (c) default by the Company in the performance or observance of any term, covenant or agreement contained in this Indenture or the Securities (other than Defaults specified in clause (a) or (b) above), and such Default continues for a period of 60 days after written notice of such Default (which notice shall specify the Default, demand that it be remedied and state that it is a "Notice of Default") requiring the Company to remedy the same shall have been given (i) to the Company by the Trustee or
      (ii) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities of such series then outstanding; or

            (d)  default or defaults under one or more
      agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness, whether now existing or hereinafter created, under which the Company or any Material Subsidiary of the Company then has outstanding

      Indebtedness in excess of $10 million or more individually or $20 million or more in the aggregate (or, in each case, the equivalent thereof in any other currency), and either
      (i) such Indebtedness is already due and payable in full or (ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness unless such acceleration is cured, waived, rescinded or annulled within 30 days after written notice thereof shall been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities of such series then outstanding; or

            (e) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $10 million or more individually or $20 million or more in the aggregate (or, in each case, the equivalent thereof in any other currency), shall be entered against the Company or any Material Subsidiary of the Company and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

            (f) the Company or any Material Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law:

                  (i)  commences a voluntary case or proceeding;

                 (ii)  consents to the entry of an order for
            relief against it in an involuntary case or proceeding;

                (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

                 (iv) makes a general assignment for the benefit of its creditors; or

            (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any Material Subsidiary of the Company in an involuntary case or proceeding,

                 (ii) appoints a Custodian of the Company or any Material Subsidiary of the Company or for all or substantially all of its properties, or

                (iii) orders the liquidation of the Company or any Material Subsidiary of the Company,

      and in each case the order or decree remains unstayed and in effect for 60 days.

            The Trustee shall not be charged with knowledge of any Default or Event of Default (other than, if the Trustee is acting as Paying Agent, those set forth in Section 6.1(a), (b) or, to the extent relating to Section 4.1, (c)) unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, the Paying Agent, any Holder, any holder of Senior Indebtedness or any of their respective agents.

            Section 6.2.  Acceleration.
                          ------------

            If an Event of Default with respect to any series of Securities (other than an Event of Default specified in Section 6.1(f) or (g) with respect to the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities of such series then outstanding, by written notice to the Company and the Trustee, may declare the unpaid principal of (or, if any of the Securities of that series are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) and accrued interest on all the Securities of such series to be due and payable immediately. If an Event of Default specified in
Section 6.1(f) or (g) with respect to the Company occurs and is continuing, then the principal of and accrued interest on all the Securities shall ipso facto become and be immediately due
                     ---- -----
and payable without any declaration or other act on the part of the Trustee or any Holder.

            At any time after a declaration of acceleration in respect of a series of Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, Holders of a majority in aggregate principal amount of such series of Securities outstanding, by written notice to the Company and the Trustee, may, on behalf of all Holders of such series of Securities, rescind and annul such declaration and its consequences if:

            (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                  (i)  all amounts due the Trustee under Section
            7.8 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

                 (ii) all overdue interest on all Securities of such series,

                (iii) the principal of such series of Securities which has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by such series of Securities, and

                 (iv) interest upon overdue principal and, to the extent that payment of such interest is lawful, overdue interest at the rate borne by such series of Securities which has become due otherwise than by such declaration of acceleration;

            (b) such rescission or annulment would not conflict with any judgment or decree of a court of competent jurisdiction; and

            (c) all Events of Default with respect to such series of Securities, other than the non-payment of principal of and interest on such series of Securities which has become due solely by such declaration of acceleration, have been cured or waived as provided in
      Section 6.4.

            No such rescission shall affect any subsequent
Default or Event of Default with respect to such series of Securities or impair any right consequent thereon.

            Section 6.3.  Other Remedies.
                          --------------

            If an Event of Default with respect to a series of Securities occurs and is continuing, the Trustee may in its discretion pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on such Securities or to enforce the performance of any provision of such Securities or this Indenture.

            All rights of action and claims under this Indenture or the Securities of any series may be enforced by the Trustee even if it does not possess any of the Securities of such series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default with respect to a series of Securities shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

            Section 6.4.  Waiver of Past Defaults.
                          -----------------------

            Subject to the provisions of Sections 6.2, 6.7 and 9.2, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of any series by notice to the Trustee may, on behalf of the Holders of all the Securities of such series, waive any existing Default or Event of Default, with respect to such series, and its consequences. When a Default or Event of Default with respect to a series of Securities is so waived, it shall be deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

            Section 6.5.  Control by Majority.
                          -------------------

            The Holders of at least a majority in aggregate principal amount of the then outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that the Trustee may refuse to
         --------  -------
follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Securityholder of such series, or (c) that may expose the Trustee to Personal liability unless the Trustee has indemnification satisfactory to it in its sole discretion against any loss or expense caused by its following such direction; and provided, further, that
                                     --------  -------
the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

            Section 6.6.  Limitation on Suits.
                          -------------------

            No Holder of any Securities of any series shall have any right to pursue any remedy with respect to this Indenture or such Securities unless:

            (a) the Holder gives written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

            (b) the Holders of at least 25% in principal amount of the then outstanding Securities of that series make a written request to the Trustee to pursue the remedy;

            (c) such Holder or Holders offer and, if requested, provide to the Trustee reasonable indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, provision of indemnity; and

            (e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Securities of that series do not give the Trustee a direction which is inconsistent with the request.

            The foregoing limitations shall not apply to a suit instituted by a Holder of Securities of a series for the enforcement of the payment of principal of or accrued interest on such Securities held by such Holder on or after the respective due dates set forth in such Securities.

            A Securityholder of a series may not use this Indenture to prejudice the rights of any other Securityholder of such series or to obtain priority or preference over such other Securityholder.

            Section 6.7.  Right of Holders To Receive Payment.
                          -----------------------------------

            Notwithstanding any other provision in this Indenture, the right of any Holder of a Security to receive payment of the principal of and interest on such Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after the Stated Maturity or Interest Payment Date, as the case may be, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

            Section 6.8.  Collection Suit by Trustee.
                          --------------------------

            If an Event of Default specified in clause (a) or (b) of Section 6.1 with respect to Securities of any series occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust in favor of the Holders against the Company or any other obligor on the Securities of such series for the whole amount of principal of and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities of such series and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            Section 6.9.  Trustee May File Proofs of Claim.
                          --------------------------------

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.8. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            Section 6.10.  Priorities.
                           ----------

            If the Trustee collects any money pursuant to this Article Six, it shall pay out such money in the following order:

            First:  to the Trustee for amounts due under Section
      7.8;

            Second: to Holders for interest accrued, if any, on the Securities of the applicable series, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

            Third: to Holders for principal owing under the Securities of the applicable series, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of the applicable series for principal; and

            Fourth:  the balance, if any, to the Company.

            The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

            Section 6.11.  Undertaking for Costs.
                           ---------------------

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities of any series.

            Section 6.12.  Restoration of Rights and Remedies.
                           ----------------------------------

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Security and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                ARTICLE 7

                                 TRUSTEE

            Section 7.1.  Duties.
                          ------

            (a) In case an Event of Default has occurred and is continuing, with respect to Securities of any series, the Trustee shall exercise, with respect to Securities of such series, such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default, with respect to the Securities of any series:

            (1) the Trustee need perform, with respect to Securities of such series, only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may, with respect to Securities of such series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

            (c)  No provision of this Indenture shall be
construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

            (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
      Section 6.5.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b),
(c) and (d) of this Section 7.1.

            (f) The Trustee shall not be liable for interest on, or be required to invest, any assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

            Section 7.2.  Rights of Trustee.
                          -----------------

            Subject to Section 7.1 hereof and the provisions of TIA (S) 315:

            (a) The Trustee may rely, and shall be protected from acting or refraining from acting, on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers'

      Certificate or an Opinion of Counsel, which shall conform to Sections 11.4 and 11.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence.

            (e) The Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

            Section 7.3.  Individual Rights of Trustee.
                          ----------------------------

            The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 7.11 and 7.12 and TIA (S)(S) 310 and 311, may otherwise deal with the Company and its Subsidiaries with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

            Section 7.4.  Trustee's Disclaimer.
                          --------------------

            The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement in the Securities other than the Trustee's certificate of authentication.

            Section 7.5.  Notice of Default.
                          -----------------

            If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder of the affected series notice of the Default or Event of Default within 30 days thereafter; provided, however, that, except in the case of a Default in the
- --------  -------
payment of the principal of or interest on any Security or in the payment of any sinking fund installment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee of the board of directors or a committee of the directors of the Trustee and/or Trust Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

            Section 7.6.  Money Held in Trust.
                          -------------------

            All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder.

            Section 7.7.  Reports by Trustee to Holders.
                          -----------------------------

            Within 60 days after May 15 of each year beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA (S) 313(a) has occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b) and 313(c).

            A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed.

            The Company shall notify the Trustee in writing if the Securities become listed on any securities exchange or automatic quotation system.

            Section 7.8.  Compensation and Indemnity.
                          --------------------------

            The Company covenants and agrees to pay the Trustee from time to time reasonable compensation for its services.
The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent.
The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

            To secure the Company's payment obligations in this
Section 7.8, the Trustee shall have a Lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust for the benefit of the Holders of particular Securities.

            When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section
6.1(f) or (g) with respect to the Company, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            The Company's obligations under this Section 7.8 and any Lien arising hereunder shall survive the resignation or removal of any trustee, the discharge of the Company's obligations pursuant to Article Eight and/or the termination of this Indenture.

            Section 7.9.  Replacement of Trustee.
                          ----------------------

            The Trustee may resign with respect to any series of Securities issued hereunder by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities of any series may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee with respect to any series of Securities if:

            (a)  the Trustee fails to comply with Section 7.11;

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a receiver or other public officer takes charge of the Trustee or its property; or

            (d)  the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason with respect to the Securities of one or more series, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee, with respect to the Securities of such series. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by
Section 7.8. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities of any series may appoint a successor Trustee to replace the successor Trustee appointed by the Company with respect to the Securities of that series.

            In the case of the appointment hereunder of a successor Trustee with respect to all Securities, a successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as

Trustee to the successor Trustee, subject to the Lien provided in Section 7.8, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

            In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-Trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject, nevertheless, to its Lien, if any, provided for in Section 7.8.

            If a successor Trustee with respect to the Securities of one or more series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring
Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.11, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

            Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any provisions of this Section 7.9 shall become effective upon acceptance of appointment by the successor trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.9, the Company's obligations under Section
7.8 shall continue for the benefit of the retiring Trustee.

            Section 7.10.  Successor Trustee by Merger, etc.
                           --------------------------------

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible hereunder, be the successor Trustee.

            Section 7.11.  Eligibility; Disqualification.
                           -----------------------------

            There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA (S)(S) 310(a)(1) and 310(a)(5) and which shall have a combined capital and surplus of at least $100,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinabove specified in this Article. The Trustee shall comply with TIA (S) 310(b).

            Section 7.12.  Preferential Collection of Claims
                           Against Company.
                           ---------------------------------

            The Trustee shall comply with TIA (S) 311(a) excluding any creditor relationship listed in TIA (S) 311(b). If the present or any future Trustee shall resign or be removed, it shall be subject to TIA (S) 311(a) to the extent provided therein.

                                 ARTICLE 8

                  SATISFACTION AND DISCHARGE OF INDENTURE

            Section 8.1.  Termination of the
                          Company's Obligations.
                          ---------------------

            Unless otherwise specified in a supplemental indenture, Board Resolution or Officers' Certificate as contemplated by Section 2.2(a) with respect to any series of Securities, the Company may terminate its obligations under this Indenture with respect to any series of Securities, except those obligations referred to in the penultimate paragraph of this Section 8.1, if all Securities of such series previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.4) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

            (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice to each Securityholder of such series of the redemption of all of the Securities of such series under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Securities of such series have otherwise become due and payable hereunder;

            (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Securityholders of such series for that purpose, money in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of and interest on the outstanding Securities of such series to maturity or redemption; provided that the Trustee shall have been
                  --------
      irrevocably instructed to apply such money to the payment of said principal and interest with respect to such Securities and; provided, further, that the provisions of
                      --------  -------
      Article 10 permit payments with respect to the securities at the time of deposit;

            (c) no Default or Event of Default with respect to this Indenture applicable to such series or the Securities of such series shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

            (d) the Company shall have paid all other sums payable by it hereunder; and

            (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligations under such Securities and this Indenture applicable to such Securities have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under any agreement or instrument then known to such counsel that binds or affects the Company.

            Notwithstanding the foregoing paragraph, the
Company's obligations in Sections 2.6, 2.7, 2.8, 2.9, 4.1, 4.2, 7.8, 8.4 and 8.5 shall survive until the Securities of such series are no longer outstanding pursuant to the last paragraph of Section 2.9. After the Securities are no longer outstanding, the Company's obligations in Sections 7.8, 8.4 and
8.5 shall survive.

            After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities of such series and this Indenture applicable to such Securities except for those surviving obligations specified above.

            Section 8.2.  Legal Defeasance and
                          Covenant Defeasance.
                          --------------------

            (a) Unless otherwise specified in a supplemental indenture, Board Resolution or Officers' Certificate as contemplated by Section 2.2(a) with respect to any series of Securities, the Company may, at its option by Board Resolution or by an Officers' Certificate, at any time, with respect to the Securities of any series, elect to have either paragraph
(b) or paragraph (c) below be applied to the outstanding Securities of such series upon compliance with the conditions set forth in paragraph (d).

            (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities of such series on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such
Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of such series, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture applicable to such Securities referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture applicable to such Securities insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of such Securities and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article 10 or otherwise, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities of such series to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph payments in respect of the principal of and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.7, 2.8 and 4.2 and, with respect to the Trustee, under Section 7.8, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 8.2 and Section 8.5. Subject to compliance with this Section 8.2, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to Securities of any series.

            (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article 5 and in Section 4.3, except as to the corporate existence of the Company and in Sections 4.4 through 4.8 and in certain other sections with respect to the outstanding Securities of such series identified in any supplemental indenture pursuant to Section 2.2(a) on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and such Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to such outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(c) with respect to such series of Securities, but, except as specified above, the remainder of this Indenture applicable to such Securities and such Securities shall be unaffected thereby.

            (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities of such series:

            (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.11 who shall agree to comply with the provisions of this Section
      8.2 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities of such series, (x) money in an amount or (y) direct non-callable obligations of, or non-callable obligations guaranteed by, the
      United States
      of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Securities of such series not later than one day before the due date of any payment, or
      (z) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of and interest on the outstanding Securities of such series on the Maturity Date or otherwise in accordance with the terms of this Indenture and of the Securities of such series; provided,
                                                      --------
      however, that the Trustee (or other qualifying trustee)
      -------
      shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities of such series and; provided further, that
                                         -------- -------
      the provisions of Article 10 permit payments with respect to the Securities at the time of deposit;

           (ii) no Default or Event of Default with respect to such series of Securities shall have occurred and be continuing on the date of such deposit;

          (iii) such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

           (iv) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (v) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

           (vi) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under paragraph
      (b) above or the Covenant Defeasance under paragraph (c) above, as the case may be, have been complied with; and

          (vii) the Company shall have delivered to the Trustee an amount sufficient to cover its fees and expenses as Trustee under this Indenture through the term of the Securities to be defeased, or made adequate provision therefor to the satisfaction of the Trustee.

            (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee; collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture applicable to such Securities, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of such series.

            Anything in this Section 8.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, of the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

            Section 8.3.  Application of Trust Money.
                          --------------------------

            The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.1 and 8.2, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities of such series.

            Section 8.4.  Repayment to Company.
                          --------------------

            Subject to Sections 7.8, 8.1 and 8.2, the Trustee shall promptly pay to the Company, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.2, held by it at any time. The Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment or principal or interest that remains unclaimed for two years after payment to the Securityholders of such series is required; provided, however, that the Trustee and the Paying
          --------  -------
Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Securityholder of such series entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

            Section 8.5.  Reinstatement.
                          -------------

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations to any payment in respect of Securities of any series in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then, the Company's obligations under this Indenture and the Securities of such series shall be revived and reinstated
as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company has made any
           --------  -------
payment of principal of or interest on any Securities of such series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of Securities of such series to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                 ARTICLE 9

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

            Section 9.1.  Without Consent of Holders.
                          --------------------------

            The Company and the Trustee may amend, waive or supplement this Indenture or the Securities of any series without notice to or consent of any Holder:

            (a)  to cure any ambiguity, defect or inconsistency;

            (b) to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company herein and in the Securities of any series in accordance with Article Five;

            (c) to provide for uncertificated Securities in addition to certificated Securities;

            (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (e) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder; or

            (f) to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 2.2(a), respectively.


            Upon the request of the Company accompanied by a resolution of its Board of Directors, authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties, protections or immunities under this Indenture or otherwise.

            Section 9.2.  With Consent of Holders.
                          -----------------------

            Subject to Section 6.4, the Company and the Trustee may amend or supplement this Indenture or the Securities of any series or any supplemental indenture relating to any series of Securities with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities of each series affected then outstanding, and the Holders of not less than a majority in aggregate principal amount of the Securities of each series affected then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture, such Securities or any supplemental indenture relating to such Securities.

            Upon the request of the Company, accompanied by a resolution of its Board of Directors authorizing the execution of any supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Securityholders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties, protections or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

            Notwithstanding the provisions of this Section 9.2, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.4, may not:

            (a) reduce the percentage in aggregate outstanding principal amount of Securities of any series the Holders of which must consent to an amendment, supplement or waiver of any provision of this Indenture, the Securities of such series or any supplemental indenture;

            (b) reduce the rate or change the time for payment of interest on any Security of any series or change the method or formula for calculating interest;

            (c) reduce the principal amount outstanding of or extend the fixed maturity of any Security of any series or alter the redemption provisions with respect thereto or reduce the amount of the principal of any outstanding Discount Securities that would be due and payable upon declaration of acceleration of maturity thereof;

            (d) waive a default in the payment of the principal of or interest on, or redemption or an offer to purchase required hereunder with respect to, any Security of any series;

            (e) make the principal of or interest on any Security of any series payable in money or in a manner other than that stated in the Security;

            (f)  modify this Section 9.2 or Section 6.4 or
      Section 6.7;

            (g) modify or change any provision of this Indenture affecting the subordination of the Securities of any series in a manner adverse to such Holders;

            (h) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities of any series; or

            (i) make such other changes as may require the consent of each Holder so affected pursuant to any supplemental indenture.

            It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this
Section 9.2 becomes effective, the Company shall mail to the Holders of each Security affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.

            Section 9.3.  Compliance with Trust Indenture Act.
                          -----------------------------------

            Every amendment of or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

            Section 9.4.  Revocation and Effect of Consents.
                          ---------------------------------

            Until an amendment, supplement or waiver becomes effective with respect to a series of Securities, a consent to it by a Holder of a Security of such series is a continuing consent by such Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security prior to such amendment, supplement or waiver becoming effective as to the Securities of such series. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Holder under (S) 316(b) of the TIA.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder of such series unless it makes a change described in any of clauses (a) through (i) of Section 9.2; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Security of such series or portion of a Security that evidences the same debt as the consenting Holder's Security.

            Section 9.5.  Notation on or Exchange of Securities.
                          -------------------------------------

            If an amendment, supplement or waiver changes the terms of a Security of any series, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of such Security to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on such Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for such Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

            Section 9.6.  Trustee May Sign Amendments, etc.
                          --------------------------------

            The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company in accordance with its terms.

                               ARTICLE 10

                              SUBORDINATION

            Section 10.1.  Agreement to Subordinate.
                           ------------------------

            The Company, for itself and its successors, agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Security is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Indebtedness, and that the subordination is for the benefit of the holders of Senior Indebtedness.

            This Article 10 shall constitute a continuing offer to all Persons who become holders of, or continue to hold Senior Indebtedness, and such provisions are made for the benefit of the holders of the Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

            Section 10.2.  Liquidation; Dissolution; Bankruptcy.
                           ------------------------------------

            Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or in an assignment for the benefit of creditors or any marshalling of the assets and liabilities of the Company:

            (1) holders of Senior Indebtedness shall be entitled to receive payment in full of all obligations with respect to the Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness, whether or not such interest is an allowable claim in any such proceeding) before Securityholders shall be entitled to receive any payment of any obligations with respect to the Securities; and

            (2) until all obligations with respect to Senior Indebtedness (as provided in subsection (1) above) are paid in full, any distribution to which Securityholders would be entitled but for this Article shall be made to holders of Senior Indebtedness, as their interests may appear, except that Securityholders may receive securities that are subordinated to at least the same extent as the Securities to Senior Indebtedness.

            Section 10.3.  Default on Senior Debt.
                           ----------------------

            The Company may not make any payment or distribution to the Trustee or any Securityholder in respect of obligations with respect to the Securities and may not acquire from the Trustee or any Securityholders any Securities for cash or property (other than Indebtedness which is subordinated to at least the same extent as the Securities to Senior
Indebtedness), until all obligations with respect to the Senior Indebtedness have been paid in full if:

            (i) there occurs and is continuing a default in the payment of any obligations with respect to the Senior Indebtedness at the final scheduled maturity thereof or that permits holders of such Senior Indebtedness to accelerate its maturity or the maturity of which has been accelerated; or

           (ii) there occurs and is continuing an event of default, other than a payment default, on any Senior Indebtedness that permits holders of Senior Indebtedness to accelerate its maturity, and such event of default is the subject of judicial proceedings or the Company receives a notice of the default from a Person who may give it pursuant to Section 10.11 hereof. If the Company receives any such notice, a subsequent notice received within 360 days thereafter relating to Senior Indebtedness shall not be effective for purposes of this Section.

            The Company may resume payments on and distributions in respect of the Securities and may acquire them when

            (1) the default is cured or waived or has ceased to exist or such notice has been rescinded or annulled, or

            (2) in the case of an event of default referred to in Section 10.3(ii) hereof, 179 days pass after the Trustee receives written notice of such default and the holders of Senior Indebtedness as to which such default relates have not declared such Senior Indebtedness to be immediately due and payable, if this Article otherwise permits the payment or acquisition at the time of such payment or acquisition.

            Section 10.4.  Acceleration of Securities.
                           --------------------------

            If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

            Section 10.5.  When Distribution Must
                           Be Paid Over.
                           ----------------------

            In the event that a distribution is made to the Trustee or any Securityholder at a time when such distribution is prohibited by Section 10.2 or 10.3 hereof, the Trustee or such Securityholder who receives the distribution shall hold it in trust for the benefit of, and, upon written request, pay it over to, the holders of Senior Indebtedness as their interests may appear, for application to the payment of all obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

            With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this
Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Securityholders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

            Section 10.6.  Notice by Company.
                           -----------------

            The Company shall promptly notify the Trustee and any Paying Agent of any facts known to the Company that would cause a payment of any obligations with respect to the Securities to violate this Article 10, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness provided in this Article 10.

            Section 10.7.  Subrogation.
                           -----------

            After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness. A distribution made under this Article 10 to holders of Senior Indebtedness which otherwise would have been made to Securityholders shall not, as between the Company and Securityholders, be deemed a payment by the Company to or on account of the Senior Indebtedness.

            Section 10.8.  Relative Rights.
                           ---------------

            This Article 10 defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

            (1)  impair, as between the Company and
      Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

            (2) affect the relative rights of Securityholders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

            (3) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Securityholders.

            If the Company fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

            Section 10.9.  Subordination May Not Be
                           Impaired by Company.
                           ------------------------

            No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

            Section 10.10.  Distribution or Notice
                            to Representative.
                            ----------------------

            Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

            Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Securityholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Securityholders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

            Section 10.11.  Rights of Trustee and
                            Paying Agent.
                            ---------------------

            Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution by the Trustee or such Paying Agent, and the Trustee or such Paying Agent may continue to make payments on the Securities unless, in the case of the Trustee, and in the case of such Paying Agent as long as the Trustee is such Paying Agent, a Trust Officer shall have received at the Corporate Trust Office of the Trustee, and in the case of a Paying Agent other than the Trustee, it shall have received, in each case at least two Business Days prior to the date of such payment, written notice of facts that would cause the payment of any obligations with respect to the Securities to violate this Article. The Trustee or any Paying Agent, as applicable, shall promptly provide a copy of such notice to the Securityholders. Only the Company, a Representative or a holder of an issue of Senior Indebtedness that has no Representative may give notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.8 hereof.

            The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not the Trustee subject to TIA (S) 310(b) and 311.
Any Agent may do the same with like rights.

            Section 10.12.  Authorization to Effect
                            Subordination.
                            -----------------------

            Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee his attorney-in-fact for any and all such purposes.

                               ARTICLE 11

                              MISCELLANEOUS

            Section 11.1.  Trust Indenture Act of 1939.
                           ---------------------------

            This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

            If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

            Section 11.2.  Notices.
                           -------

            Any notice or communication shall be sufficiently given if in writing and delivered in Person or mailed by first class mail, postage prepaid, addressed as follows:

            If to the Company, to:

                  VARITY CORPORATION
                  672 Delaware Avenue
                  Buffalo, New York  14209
                  Attention:  Treasurer

            If to the Trustee, to:

                  MANUFACTURERS AND TRADERS TRUST COMPANY
                  One M&T Plaza
                  Buffalo, New York  14240
                  Attention:  Corporate Trust Department

            The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed, postage prepaid, to a Holder, including any notice delivered in connection with TIA (S) 310(b), TIA (S) 313(c), TIA (S) 314(a) and TIA (S) 315(b),
shall be mailed by first class mail to such Holder at the address of such Holder as it appears on the Securities register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            Section 11.3.  Communication by Holders with
                           Other Holders.
                           -----------------------------

            Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

            Section 11.4.  Certificate and Opinion as to
                           Conditions Precedent.
                           -----------------------------

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Section 11.5.  Statements Required in Certificate
                           or Opinion.
                           ----------------------------------

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1)  a statement that the Person making such
      certificate or rendering such opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with; and

            (4)  a statement as to whether or not, in the opinion
      of such Person, such condition or covenant has been
      complied with; provided, however, that with respect to
                     --------  -------
      matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

            Section 11.6.  Rules by Trustee, Paying Agent,
                           Registrar.
                           -------------------------------

            The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

            Section 11.7.  Governing Law.
                           -------------

            This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

            Section 11.8.  No Interpretation of
                           Other Agreements.
                           --------------------

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            Section 11.9.  No Recourse Against Others.
                           --------------------------

            A director, officer, employee, shareholder or Affiliate, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

            Section 11.10.  Successors.
                            ----------

            All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            Section 11.11.  Duplicate Originals.
                            -------------------

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

            Section 11.12.  Separability.
                            ------------

            In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

            Section 11.13.  Table of Contents, Headings, etc.
                            --------------------------------

            The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

            Section 11.14.  Benefits of Indenture.
                            ---------------------

            Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.


                                    VARITY CORPORATION, as Issuer


                                    By:________________________________
                                       Name:
                                       Title:


                                    MANUFACTURERS AND TRADERS TRUST
                                    COMPANY,
                                      as Trustee


                                    By:________________________________
                                       Name:
                                       Title: